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
CIGNA  CORPORATION                                                                                             EXHIBIT 12
COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
(Dollars in millions)
                                                                                                        Three Months Ended
                                                                                                             March 31,
                                                                                                    1999                  1998
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
Income before income taxes and cumulative effect of accounting change                        $           430     $              768
                                                                                              --------------      -----------------

Fixed charges included in income:
    Interest expense                                                                                      31                     33
    Interest portion of rental expense                                                                    16                     20
                                                                                              --------------      -----------------

Total fixed charges included in income                                                                    47                     53
                                                                                              --------------      -----------------


Income available for fixed charges                                                           $           477     $              821
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RATIO OF EARNINGS TO FIXED CHARGES                                                                      10.1                   15.5
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